Exhibit 8.2

REEDER & SIMPSON PC

ATTORNEYS AT LAW

P.O. Box 601	Telephone: 011-692-625-3602
RRE Commercial Center	Email:	dreeder@ntamar.net
Majuro, MH 96960		r.simpson@simpson.gr

April 29, 2014

Seaspan Corporation

Unit 2, 7th Floor, Bupa Centre

141 Connaught Road West

Hong Kong, China

Re: Seaspan Corporation

Ladies and Gentlemen:

We have acted as Republic of the Marshall Islands (the “RMI”), counsel to Seaspan Corporation, a corporation formed under the laws of the RMI (the “Corporation”), in connection with the Corporation’s registration statement on Form F-3 (the “Registration Statement”), filed with the U.S. Securities and Exchange Commission on the date hereof, relating to the proposed offer and sale of up to 3,633,340 Class A common shares (the “Shares”) that may be sold by or on behalf of certain selling securityholders of the Corporation (the “Selling Securityholders”) or their donees, pledgees, transferees or other successors-in-interest.

In connection therewith, we have prepared the discussion regarding Marshall Islands tax considerations set forth in the Registration Statement and the prospectus included therein (the “Prospectus”) under the caption “Non-United States Tax Considerations—Marshall Islands Tax Considerations” (the “Discussion”).

All statements of legal conclusions contained in the Discussion, unless otherwise noted, are our opinion with respect to the matters set forth therein as of the date of the Prospectus. In addition, we are of the opinion that the Discussion, with respect to those matters as to which no legal conclusions are provided, is an accurate discussion of such RMI tax matters (except for the representations and statements of fact of the Corporation, included in the Discussion, as to which we express no opinion).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement and the Prospectus. This consent does not constitute an admission that we are an “expert” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Very truly yours,

/s/ Dennis J. Reeder
Dennis J. Reeder
Reeder & Simpson, P.C.